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                                                                    EXHIBIT 10.3

1. As adopted by the Board of Directors on May 11, 1993 and approved by the stockholders on June 25, 1993.

2. As amended by the Board of Directors on March 3, 1997, and approved by the stockholders on May 28, 1997.

3. As amended by the Board of Directors on May 28, 1997 (no stockholder approval required).

4. As amended by the Board of Directors on March 4, 1998 and approved by the stockholders on May 27, 1998.

                         GENZYME TRANSGENICS CORPORATION

                         1993 Director Stock Option Plan

         The purpose of this 1993 Director Stock Option Plan (the "Plan") of Genzyme Transgenics Corporation (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

1.  Administration of the Plan.

         Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2. Persons Eligible to Participate in the Plan.

         All directors of the Company who are not employees of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan, unless such director irrevocably elects not to participate on or after May 29, 1997.

3.  Shares Subject to the Plan.

         (a) The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 200,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.


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         (c) In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

         (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.  Non-Statutory Stock Options.

         All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.  Form of Options.

         Options granted hereunder shall be in such form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.  Grant of Options and Option Terms.

         (a) Automatic Grant of Options. Upon the election or re-election of an eligible director under this Plan, such director shall automatically be granted an option to purchase 5,000 shares of Common Stock for each year of the term of office to which he or she is elected. If such director is elected on a date other than the date of an annual meeting of stockholders (whether elected by the Board or the stockholders and whether to fill a vacancy or otherwise), such director shall automatically be granted options to purchase 5,000 shares of Common Stock for each year or portion thereof of the term of office to which he or she is elected. At the 1998 annual meeting of stockholders, any eligible director who is not being elected or re-elected at such annual meeting shall automatically be granted an option to purchase 3,000 shares of Common Stock for each year in such director's remaining term of office. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.


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         (b) Date of Grant. The "Date of Grant" for options granted under this
Plan shall be the date of election or re-election as a director or in certain cases, the 1998 annual meeting of stockholders, as the case may be.

         (c) Option Price. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company as determined (i) prior to date on which the Company becomes subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the Board in good faith or in the manner established by the Board from time to time, and (ii) on or after the date on which the Company is subject to the Exchange Act, by the last sale price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations National Market System for the business day immediately preceding the Date of Grant.

         (d) Term of Option. The term of each option granted under this Plan shall be ten years from the Date of Grant.

         (e) Exercisability of Options. Options granted under this Plan to a director on election or re-election shall become exercisable with respect to 5,000 shares on the Date of Grant and on each annual meeting of stockholders of the Company following the Date of Grant if and only if the option holder is a member of the Board at the opening of business on that date (e.g., an option to purchase 15,000 shares of Common Stock granted at the 1998 annual meeting would become exercisable with respect to 5,000 shares at each of the 1998, 1999 and 2000 annual meetings). Options granted at the 1998 annual meeting of stockholders to directors not being elected or re-elected at such meeting shall become exercisable with respect to 3,000 shares on the Date of Grant and with respect to grants for 6,000 shares, also on the 1999 annual meeting of stockholders of the Company, if and only if the option holder is a member of the Board at the opening of business on that date.

         (f) General Exercise Terms. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a director for the full unexpired term of such option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

         (g) Method of Exercise and Payment. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Common Stock as to which they are exercised. The option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of



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Common Stock surrendered in payment of the option price shall have been held by the person exercising the option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

         (h) Limitations on Transferability. Options granted under this Plan shall not be transferable by the recipient other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative, provided the Board or any committee appointed by the Board may in its discretion waive such restriction in any case.

7.  Limitation of Rights.

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an option holder as a director for any period of time or at any particular rate of compensation.

         (b) No Stockholders' Rights for Options. A director shall have no rights as a stockholder with respect to the shares covered by options until the date the director exercises such options and pays the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

8.  Amendment or Termination.

         The Board may amend or terminate this Plan at any time. The Board may amend or modify any outstanding option in any respect, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any relative action, would not materially and adversely affect the optionee.

9.  Stockholder Approval.

         This Plan was approved by the Stockholders on June 25, 1993 and the amendments approved by the Board of Directors on March 3, 1997 and any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In the event any approval is not obtained, all options granted under this Plan after such further amendment shall be void and without effect.

10.  Governing Law.

         This Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


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